Exhibit 10.12

THIS AGREEMENT made 19th day of August, 2013

REVENUE SHARING AGREEMENT

BETWEEN:

RANGEMORE FILM PRODUCTIONS CORP., a Nevada Corporation with offices at 1000 Fifth Street, Suite 200-B3, Miami Beach, Florida, 33139, as represented by the Secretary/Treasurer.

(“Rangemore”)

AND:

APPIPHANY TECHNOLOGIES CORP., a British Columbia Corporation with offices at P.O. Box 21101 Orchard Park, Kelowna, British Columbia, Canada, V1Y 9N8 as represented by the President.

(“Appiphany”)

(Collectively the “Parties”, Individually “Party”)

RECITALS:

A. Rangemore is a Nevada incorporated company whose common shares are quoted on the OTCMarkets Pink Sheet Current Information.

B. Appiphany is a British Columbia incorporated company that is wholly owned by Appiphany Technologies Holdings Corp.

C. Appiphany’s main assets are eight cartoon characters known collectively as “MMA Animals”.

D. Appiphany intends to produce and distribute ten cartoon films (“the Episodes”) based on the “MMA Animals” characters.  Each episode will be a maximum of 22 minutes in length.

D. Rangemore wishes to purchase up to ten percent of the net revenue generated by each of the Episodes.

E. Appiphany wishes to sell up to ten percent interest of the net revenue generated by each of the Episodes.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0 DEFINITIONS

1.1 In this Agreement:

“Agreement” means this Revenue Sharing Agreement, including its Schedules.

“Net Revenue” means income after direct expenses for:

(a) World Wide box office receipts;

(b) DVD sales;

(c) Pay-Per-View revenue;

(d) Television syndication and licensing fees;

(e) Income generated by internet downloads;

(f) Fees paid by airlines for the right to air the Episodes.

“Percentage” means the percentage of the net revenue purchased by Rangemore as per Schedule “A”.

“Term” means the term as defined by section 8.

2.0 PURPOSE

2.1 The purpose of this Agreement is to outline the terms under which Rangemore will purchase interest in the Net Revenue generated by the Episodes and how the Net Revenue will be allocated then disbursed.

3.0 PAYMENT

3.1 Rangemore will pay to Appiphany a $2,500.00 cash payment and 10,000,000 free-trading shares of Rangemore’s common stock for each one percentage of the net revenue as outlined in Schedule “A”.

3.1 Cash Payment will be in the form of:

(a)

Bank draft;

(b)

Certified cheque;

(c)

Wire.

3.2 Stock Payment will be in the form of a physical stock certificate delivered to Appiphany in the name designated by Appiphany.  Shares will be free from all restrictions and legends.

4.0 APPIPHANY’S REPRESENTATIONS AND WARRANTIES

4.1 Appiphany represents and warrants to Rangemore, with the intent and understanding that Rangemore will rely thereon in entering into this Agreement, that:

(a) it has the legal power, right, capacity and authority to accept, execute and deliver this Agreement and to carry out its obligations under this Agreement;

(b) the statements and information provided in the Revenue Sharing Application are true and accurate in all material respects;

(c) this Agreement is binding upon, and enforceable against, Appiphany in accordance with its terms;

(d) the undersigned representative of Appiphany is duly authorized to enter into this Agreement by a resolution passed at a duly convened meeting of Appiphany’s Board of Directors;

(e) it has obtained or had the opportunity to obtain the advice of its own financial, legal, tax, and other professional advisors with respect to this Agreement.

5.0 RANGMORE REPRESENTATIONS AND WARRANTIES

5.1 Rangemore represents and warrants to Appiphany that is has the legal authority to enter into this Agreement and carry out its obligation in accordance with it.

(a) it has the legal power, right, capacity and authority to accept, execute and deliver this Agreement and to carry out its obligations under this Agreement;

(b) the statements and information provided in the Revenue Sharing Application are true and accurate in all material respects;

(c) this Agreement is binding upon, and enforceable against, Rangemore in accordance with its terms;

(d) the undersigned representative of Rangemore is duly authorized to enter into this Agreement by a resolution passed at a duly convened meeting of Rangemore’s Board of Directors;

(e) it has obtained or had the opportunity to obtain the advice of its own financial, legal, tax, and other professional advisors with respect to this Agreement.

6.0 RELATIONSHIP

6.1 No partnership, joint venture, agency, fiduciary or employment relationship is created by this Agreement or by any actions of the Parties under this Agreement.

7.0 INDEMNITY

7.1 Appiphany will indemnify and save harmless Rangemore, from and against any and all losses, claims, damages, actions, causes of action, cost and expenses that Rangemore may sustain, incur, suffer or be put to by reason of any act or omission of Appiphany or by any servant, employee, or agent of Appiphany in relation to the performance or non-performance of Appiphany’s obligations under this Agreement or breaches of the Warranties and Representations of Appiphany under section 4. This term will survive the expiry or termination of this Agreement.

7.2 Rangemore will indemnify and save harmless Appiphany, from and against any and all losses, claims, damages, actions, causes of action, cost and expenses that Appiphany may sustain, incur, suffer or be put to by reason of any act or omission of Rangemore or by any servant, employee, or agent of Rangemore in relation to the performance or non-performance of Rangmore’s obligations under this Agreement or breaches of the Warranties and Representations of Rangemore under section 5. This term will survive the expiry or termination of this Agreement.

8.0 TERM AND TERMINATION

8.1 This Agreement takes effect on September 1, 2013, and will remain in force until terminated under sections 8.3 or 8.4.

8.2

Under this Agreement, Rangemore will have the right to purchase up to ten percent of the Net Revenue in each of the Episodes.  The rights to purchase will commence and remain in effective as per the following:

(a)

Episode 1:   Effective September 1, 2013 - Expires November 30, 2013;

(b)

Episode 2:   Effective September 1, 2013 – Expires February 28, 2014;

(c)

Episode 3:   Effective September 1, 2013 – Expires May 31, 2014;

(d)

Episode 4:   Effective September 1, 2013 – Expires August 31, 2014;

(e)

Episode 5:   Effective September 1, 2013 – Expires November 30, 2014;

(f)

Episode 6:   Effective September 1, 2013 – Expires February 28, 2015;

(g)

Episode 7:   Effective September 1, 2013 – Expires May 31, 2015;

(h)

Episode 8:   Effective September 1, 2013 – Expires August 31, 2015;

(i)

Episode 9:   Effective September 1, 2013 – Expires November 30, 2015;

(j)

Episode 10: Effective September 1, 2013 – Expires February 18, 2015.

8.3 Rangemore may terminate this Agreement, immediately by written notice to Appiphany, if:

(a)

any representation or warranty made by Appiphany in this Agreement is untrue or incorrect;

(b)

agreed to by both parties in writing.

8.4 Appiphany may terminate this Agreement, immediately by written notice to Rangemore, if:

(a)

any representation or warranty made by Appiphany in this Agreement is untrue or incorrect;

(b)

agreed to by both Parties in writing.

9.0 AMENDMENT

9.1 Any amendments to this Agreement must be in writing and executed by the Parties.

10.0 APPROPRIATION

10.1 Appropriation of Net Revenue will be allocated on a quarterly basis assuming an April 30 year end or unless otherwise agreed upon by both Parties.

11.0 DISPUTE RESOLUTION

11.1 If a dispute arises between Appiphany and British Columbia regarding any aspect of this Agreement, the individuals identified under section 13.3 will meet as soon as is practicable to resolve the dispute.

12.0 GENERAL PROVISIONS

12.1 In this Agreement:

(a) all headings are for convenience only and do not form part of this Agreement and are not intended to interpret, define, limit, enlarge, modify or explain the scope, extent or intent of this Agreement or any of its provisions;

(b) words in the singular include the plural and words in the plural include the singular unless the context or a specific definition otherwise requires;

(c) the use of the word “including” is to be read as not limiting the generality of the preceding term or phrase;

(d) all references to a designated “section”, “subsection” or other subdivision or to a Schedule are to the designated section, subsection or subdivision of, or Schedule to, this Agreement;

(e) any reference to a corporate entity includes and is also a reference to any corporate entity that was a predecessor to, or that is a successor to, such entity; and

(f) any reference made to a statute includes all regulations made under that statute and any amendments or replacements for that statute or regulations made under that statute.

12.2 This Agreement shall be governed by the applicable laws of the Province of British Columbia, Canada.

12.3 This Agreement and any amendments to it, made in accordance with section 9.1, constitute the entire agreement between the Parties with respect to the subject matter of the Agreement, unless otherwise agreed in writing by the Parties.

12.4 There will be no presumption that any ambiguity in any of the terms of this Agreement should be interpreted in favor of either Party.

12.5 If any part of this Agreement is void or unenforceable at law, it shall be severed from this Agreement and the rest of the Agreement shall remain in effect and fully enforceable.

12.6 No term, condition, covenant or other provision of this Agreement and no breach by one Party of any term or condition of this Agreement may be waived unless such waiver is in writing and signed by the other Party.

12.7 Time is of the essence.

12.8 This Agreement will ensure to the benefit of and be binding upon the Parties and their respective permitted assigns.

12.9 Unless otherwise agreed by the Parties, this Agreement may not be assigned, either in whole or in part, by either Party.

12.10 All funds are in US dollars.

12.11 This Agreement may be entered into by each Party signing a separate copy of the Agreement (including a photocopy or facsimile copy) and delivering it to the other Party by facsimile transmission.

12.12 This Agreement will not limit the positions that a Party may take in future negotiations or court actions.

12.13 This Agreement and any decisions made during the term of this Agreement do not change or affect the positions either Party has, or may have, regarding their respective jurisdictions and authorities.

12.14 This Agreement does not exclude Appiphany from selling additional interests in the Episodes to other parties.

13.0 NOTICE

13.1 Any notice or other communication that is required to be given or that a Party wishes to give to the other Party with respect to this Agreement will be in writing. It will be effectively given:

(a) by personal delivery to the address of the Party set out in section 13.3;

(b) by pre-paid registered mail to the address of the Party set out in section 13.3; or

(c) by facsimile, to the facsimile number of the Party set out in section 13.3.

13.2 Any notice or communication given in accordance with section 13.1 will be deemed to have been given on the date it is actually received, if received by 4:00 pm. If received after 4:00 pm, it will be deemed to have been received on the next business day.

13.3 A notice or communication must be delivered, mailed or sent by facsimile to the intended recipient at the address below:

Rangemore Film Productions Corp.

100 Fifth Street, Suite 200-B3

Miami Beach, Florida

USA   33139

Telephone: (786) 924-6579

Facsimile: (305) 436-3714

Appiphany Technologies Corp.

P.O. Box 21101 Orchard Park

Kelowna, British Columbia

Canada   V1Y 9N8

Telephone: (250) 864-5377

Facsimile: (604) 608-1130

THIS AGREEMENT HAS BEEN EXECUTED as of the day and year first above written.

RANGEMORE FILM PRODUCTIONS CORP.

/s/ Richard Smith

By: Richard Smith

Its: Director/Secretary/Treasurer

APPIPHANY TECHNOLOGIES CORP.

/s/ Jesse Keller

By: Jesse Keller

Its: Director/President/CEO

SCHEDULE “A”

Payment Schedule

Per Episode
Revenue	Cash	Common Stock
Percentage	Payment	Payment
1%	$ 2,500	10,000,000
2%	$ 5,000	20,000,000
3%	$ 7,500	30,000,000
4%	$ 10,000	40,000,000
5%	$ 12,500	50,000,000
6%	$ 15,000	60,000,000
7%	$ 17,500	70,000,000
8%	$ 20,000	80,000,000
9%	$ 22,500	90,000,000
10%	$ 25,000	100,000,000

Total For All 10 Episodes
Revenue	Cash	Common Stock
Percentage	Payment	Payment
1%	$ 25,000	100,000,000
2%	$ 50,000	200,000,000
3%	$ 75,000	300,000,000
4%	$ 100,000	400,000,000
5%	$ 125,000	500,000,000
6%	$ 150,000	600,000,000
7%	$ 175,000	700,000,000
8%	$ 200,000	800,000,000
9%	$ 225,000	900,000,000
10%	$ 250,000	1,000,000,000